UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 27, 2015

CHERUBIM INTERESTS, INC.
(Exact name of registrant as specified in its charter)

Falcon Crest Energy, Inc.
(Former Name)

NEVADA	333-150061	98-0585268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Republic Center, 325 N. St. Paul Street, Suite 3100, Dallas Texas 75201
(Address of principal executive offices and zip code)

(888) 570-3698
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b)

       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Forward Looking Statements

This Form 8-K and other reports filed by Cherubim Interests  from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that is based upon beliefs of, and information currently available to Cherubim Interests’s management, as well as estimates and assumptions made by management. When used in the Filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to us or our management, identify forward-looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to industry, our operations and results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.  The following discussion should be read in conjunction with the periodic reports, including the audited and unaudited consolidated financial statements therein, of Cherubim Interests as filed with the Securities and Exchange Commission.

In this Form 8-K, references to “we,” “our,” “us,” or the “Company” refer to Cherubim Interests and its subsidiaries and controlled companies.

Item 1.01  Entry Into A Material Definitive Agreement

Pursuant to an Agreement and Plan of Reorganization dated April 27, 2015, the Company agreed to acquire all of the membership interests of Cherubim Interests, LLC, a limited liability company, from Victura Construction Group, Inc. (“Victura”). Victura is an affiliate of Patrick Johnson, a director and President of the Company, and is a non-reporting public company trading under the symbol VICT. The acquisition closed on April 27, 2015. Pursuant to the acquisition, the Company has (a) effected a 1-for-15 reverse stock split, such that the 83,626,881 outstanding shares of common stock will be reclassified as 5,575,125 shares of new common stock; (b) issued 60 million shares of new common stock to Victura in the exchange; (b) amended the Articles of Incorporation to change the name of the Company to “Cherubim Interests, Inc., “  and (c) accepted the resignation of director and officer Terry Lynch and the appointment of new directors to serve with Patrick Johnson.

As a result, there are approximately 65,575,125 outstanding shares of Common Stock, plus some number of additional shares (estimated not to exceed 1,000) to be issued for rounding of the reverse stock split.

On or about April 27, 2015, the Company assigned its interest in the Rocky Ford oil and gas lease to outgoing director Terry Lynch in settlement of its debt of $280,000 in compensation and severance benefits due to him.

The acquisition of Cherubim and the disposition of the Rocky Ford lease reflects the Company’s change of business direction from oil and gas (resulting from the recent decline in market prices) and its adoption of his new business strategy to construct retail and grow facilities for the medical cannabis industry.

Item 2.01 Completion of Acquisition or Disposition of Assets

See disclosure in Item 1.01.

Item 3.02. Unregistered Sales of Equity Securities.

On the Closing, we issued 60,000,000 new shares of Common Stock of the Company to one person, Victura. We had previously issued 10,000,000 old shares (666,667 new shares) to our director and President, Patrick Johnson, for accrued compensation of $172,000.  The issuances of shares were exempt under Section 4(2) of the Securities Act as a transaction not involving any public offering or solicitation and also exempt under Section 4(6) as an offering solely to accredited persons.

Item 5.01  Changes In Control of the Registrant

Prior to the Closing, the Company was controlled by Patrick Johnson and Terry Lynch, who were its officers, directors and holders of 25,000,000 and 15,000,000 of the 83,626,181 outstanding shares. A change of control took place on April 30, 2015 and control is now held by the persons set forth in the following table.  .

Name	Office	Number of Shares	Percentage
Patrick Johnson	President/CEO/Director	61,666,667(2)	94.0%
Gary Fewell	Chief Operating Officer/Director	60,000,000(3)	91.5%
Charly Everett	Director	60,000,000(3)	91.5%
Corbin Grubbs	Chief Financial Officer	60,000,000(3)	91.5%
All officers and directors as a group (4 persons)		61,666,667(2)(3)	94.0%

1)

Except as otherwise noted, shares are owned beneficially and of record, and such record shareholder has sole voting, investment, and dispositive power.

2)

As to Patrick Johnson, includes 11,666,667 shares held directly and 60,000,000 shares held by Victura, which are deemed to be beneficially owned by Mr. Johnson due to his status as an executive officer and director of Victura.

3)

Includes 60,000,000 shares held by Victura, which are deemed to be beneficially owned by this person due to his status as an executive officer and/or director of Victura.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 28, 2015, Terry Lynch resigned as an officer and director. He was provided the opportunity to provide a statement regarding his resignation to be filed with this 8-K and declined to do so.

Effective April 27, 2015 the following persons joined Patrick Johnson and officers and directors:

Gary Fewell, age 53 Chief Operating Officer and Director, has held the same position at Victura since March 2014. Mr. Fewell has benefited from the mentorship of highly recognized oil and gas professionals for over 15 years, during which time he coordinated a number of oil and gas projects from conception through completion. He specializes in identifying potential long-term growth opportunities and in developing upstream projects in oil and gas development. Mr. Fewell has more than 20 years of relevant experience in both management and work environments ranging from Fortune 500 companies to start-up businesses. He has extensive experience in financial analysis, procurement, budget management, and all phases of project development.

Charly Everett, age 55, Director, has held the same position at Victura Construction since March 2014. Charly is the architect of Cherubim Builders Group, the flagship subsidiary of Victura Construction Group, Inc. Since its organization, Cherubim Builders Group has been an industry leader in construction services, offering several distinctive divisions including Gregg Construction (1972), WaterMasters Restoration (1999), and Designer Lane (2011). Together, they offer specialists in mitigation and restoration, renovation, remodeling, new construction and construction materials supply. Charly brings a deep and broad understanding of operations and team building, having served for over 15 years in the roles of Store Operations, Training and Development and Human Resources for Racetrac Petroleum prior to joining forces with WaterMasters at its inception. Subsequently adding Gregg Construction in 2005 and creating Designer Lane in 2011, Cherubim Builders Group was formed in 2012 to offer industry expert capabilities in all construction and supply areas. Charly’s reputation for integrity and service is unparalleled in the industry.

Corbin Grubbs, age 38 Chief Financial Officer, has held the same position at Victura since February 2015. Grubbs, a graduate of Texas Tech University, is the former Director and Chief Financial Officer of a privately held nationally recognized debt purchaser.  For over eight years he was an instrumental part of the executive management team that eventually sold the Company’s portfolio of assets to a larger publically held debt buyer.  He currently serves as the Chief Financial Officer of Victura Construction Group and has over 20 years of accounting and financial business experience.  Prior to this engagement, Corbin has held various management and leadership positions with both private and publically held organizations within the automotive, healthcare, financial services, and manufacturing industries.

LaDonna Thorne, age 46, VP of Corporate Development and Secretary, has held the same position at Victura Construction since March 2014. Thorne, has over 20 years of experience in marketing, advertising and special events across several industries including a 75-store retail chain and a national magazine publisher. She has organized media campaigns and events that have taken place from Wall Street and in the Halls of the Capitol, to food events twice featured as Food Network Specials. She has developed branding for magazine titles, catalogs and new product lines. In addition, LaDonna has experience in the real estate and oil and gas sectors in lease negotiation and acquisitions.

Currently, the Company does not have any independent directors. Since the Company’s Common Stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination.

Under NASDAQ Listing Rule 5605(a)(2), an "independent director" is a "person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the company's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director."

We do not currently have a separately designated audit, nominating or compensation committee.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

By consent action of the Board of Directors dated April 27, 2015, and consent action of the majority shareholders of the Company holding 45 million of the 83,626,881 outstanding shares, the Company adopted amendments to its Articles of Incorporation and bylaws.  Some of these amendments were required by the Agreement, and others were effected to modernize the charter documents and position the Company for potential future capital raises.  The Amendment to the Articles of Incorporation is expected to be filed on April 29, 2015. These amendments are as follows:

The name of the Company was changed to “Cherubim Interests, Inc.

A 1-for ten reverse stock split was effected, with fractional shares rounded to the next highest whole share.

The number of common shares authorized remained at 200 million, but the Articles were amended to permit the issuance of up to 10 million shares of preferred stock, with the rights and preferences to be determined by the Board of Directors.

Par value was decreased from $.001 to $.0001

The Company will be required to indemnify its officers and directors to the fullest extent permitted by the Nevada General Corporation Law.

Standard provisions regarding the ability of an officer or director to engage in transactions with the Company were added to the Articles.

The Bylaws previously provided that only the shareholders could set the number of directors, within the range of 1-9 persons. The Bylaws were amended to permit the directors to vary the number of authorized directors.

Item 8.01  Other Events.

Cherubim Interests was historically a subsidiary of Victura Construction Group, which has twelve operating, vertically- integrated subsidiaries in the construction industry.  Victura has a dynamic pipeline of activity that includes new, well-defined opportunities as well as the potential for uncovering new business development opportunities and relationships. Current relationships provide for a solid, calculable, recession proof business with multiple internationally recognized insurance companies. These Fortune 500 multinational firms offer Victura a fantastic growth opportunity in the United States and Canada when coupled with the right strategic capital partners and marketing campaigns. Cherubim Interests aims to fulfill its vision to be a leader in alternative construction projects, as well as mixed- use and multi-family real estate development, management, and investment.

Item 9.01  Financial Statement and Exhibits.

(a)  Financial Statements of Business Acquired.

Audited financial statements of Cherubim for the two years ended December 31, 2014 (or such lesser periods since inception) will be filed via amendment within 75 days of the Closing.

(b)  Pro Forma Financial Information.

Unaudited proforma statements will be filed via amendment within 75 days of the Closing.

(c)  Shell Company Transactions.

Not applicable.

(d)  Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Reorganization between the Company and Cherubim Interests, LLC dated April 27, 2015.
3.3	Amendment to Articles of Incorporation
3.4	Amendment to Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 29, 2015

CHERUBIM INTERESTS, INC.

By: /s/ Patrick Johnson

Name: Patrick Johnson

Title: Chief Executive Officer